Exhibit 10.1

April 25, 2018

AGM Group Holdings Inc.

1 Jinghua South Road, Wangzuo Plaza East Tower Room 2112

Beijing, China 100020

Board of Directors,

I would like to inform the Board of my intention to resign from my position as Secretary of the Board at AGM Group Holdings Inc., effective from May 1, 2018.

I appreciate the opportunities for growth and development the company have provided during my tenure.

Please let me know how I can be of help during the transition period. I wish the company the very best going forward.

Sincerely,

/s/ Chenxi Shi

Chenxi Shi